UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 8, 2011

ML ASPECT FUTURESACCESS LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51085	20-1227650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
Four World Financial Center
250 Vesey Street, 10th Floor
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:     (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Merrill Lynch Alternative Investments LLC (“MLAI”) is the sponsor of ML Aspect FuturesAccess LLC (the “Registrant”).  MLAI (for itself, and on behalf of the Registrant and certain other investment funds) entered into an Amended and Restated Selling Agreement with Merrill Lynch Pierce, Fenner & Smith Incorporated (as selling agent).  The Amended and Restated Selling Agreement is effective as of July 8, 2011.  The Amended and Restated Selling Agreement is being filed as an exhibit.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1
Amended and Restated Selling Agreement effective as of July 8, 2011 between Merrill Lynch Alternative Investments LLC (for itself, and as sponsor on behalf of the investment funds listed therein) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as selling agent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ML ASPECT FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its Sponsor

By: /s/ Barbra E. Kocsis Name: Barbra E. Kocsis Title: Chief Financial Officer

Date:  July 8, 2011